Exhibit 10.1

FIRST AMENDMENT TO

CREDIT AGREEMENT

THIS FIRST AMENDMENT TO CREDIT AGREEMENT (this “Amendment”) is made and entered into as of this 2nd day of July, 2007, by and between CBEYOND COMMUNICATIONS, LLC, a Delaware limited liability company, as borrower (the “Borrower”), each of the other Loan Parties signatory hereto and BANK OF AMERICA, N.A., a national banking association, as Administrative Agent and Lender (the “Agent”).

WITNESSETH:

WHEREAS, the Borrower and the Agent are parties to that certain Credit Agreement, dated as of February 8, 2006 (as may be further amended, restated, supplemented or modified, the “Credit Agreement”), pursuant to which the Lender extended certain financial accommodations to the Borrower; and

WHEREAS, the Borrower has requested that the Agent and Lender, and the Agent and Lender have agreed to, subject to the terms hereof, amend certain provisions of the Credit Agreement as more fully set forth herein; and

NOW, THEREFORE, in consideration of the premises, the terms and conditions contained herein, and other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. Definitions. All capitalized terms used herein and not expressly defined herein shall have the same respective meanings given to such terms in the Credit Agreement.

2. Amendments to Credit Agreement. (a) Section 1.01 of the Credit Agreement is hereby amended by deleting the definition of “Applicable Rate” in its entirety and replacing it with the following definition:

“Applicable Rate” shall be the rate per annum set forth in the table below opposite the Usage Amount, determined and adjusted on the date of any increase or decrease in the usage of the Aggregate Commitments. Any adjustment in the Applicable Rate shall be applicable to all outstanding Obligations.

Usage Amount	Eurodollar Rate	Base Rate
Zero to $8,333,333.32	1.75%	0.25%
$8,333,333.33 to $16,666,666.65	2.00%	0.50%
$16,666,666.66 to $25,000,000	2.25%	0.75%

(b) Section 2.03(i) of the Credit Agreement is hereby amended by deleting such section in its entirety and replacing it with the following:

“(i) L/C Fees. Borrower shall pay to Agent for the account of each Lender in accordance with its Applicable Percentage a L/C fee (the “L/C Fee”) for each Letter of Credit equal to the Applicable Rate times the daily amount available to be drawn under such Letter of Credit, provided that if such Letter of Credit is cash collateralized at 100% of the stated amount of such Letter of Credit, then the L/C Fee for such Letter of Credit shall be equal to 0.75% per annum times the daily amount available to be drawn under such Letter of Credit. For purposes of computing the daily amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.06. L/C Fees shall be (i) computed on a quarterly basis in arrears and (ii) due and payable quarterly in arrears, commencing with the first such date to occur after the issuance of such Letter of Credit, on the L/C Expiration Date and thereafter on demand. If there is any change in the Applicable Rate during any quarter, the daily amount available to be drawn under each standby Letter of Credit shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect. Notwithstanding anything to the contrary contained herein, upon the request of the Required Lenders, while any Event of Default exists, all L/C Fees shall accrue at the Default Rate.”

(c) Section 2.08 of the Credit Agreement is hereby amended by deleting such section in its entirety and replacing it with the following:

“2.08 Fees. Borrower shall pay to Agent for the account of each Lender in accordance with its Applicable Percentage, a commitment fee equal to 0.25% calculated on the Available Commitment. The commitment fee shall accrue at all times during the Availability Period, including at any time during which one or more of the conditions in Article IV is not met, and shall be due and payable monthly in arrears on the last Business Day of each month, commencing with the first such date to occur after the Closing Date, and on the Maturity Date. The commitment fee shall be calculated monthly in arrears (based upon the average daily Available Commitment during such month), and if there is any change in the Applicable Rate during any month, the actual daily amount shall be computed and multiplied by the Applicable Rate separately for each period during such month that such Applicable Rate was in effect.”

(d) Section 6.12(a) of the Credit Agreement is hereby amended by deleting such subsection in its entirety and replacing it with the following:

“(a) Minimum Adjusted EBITDA. The Parent and its Subsidiaries, on a consolidated basis, will be required to maintain a minimum Adjusted EBITDA which will be measured quarterly on a rolling four quarter basis as follows:

Each Quarter Ending During the Period	Minimum TTM Adjusted EBITDA
December 31, 2005 through December 30, 2006	$17.5 million
December 31, 2006 through June 29, 2007	$18.8 million
June 30, 2007 through December 30, 2007	$32.0 million
December 31, 2007 through December 30, 2008	$40.0 million
December 31, 2008 through December 30, 2009	$44.0 million
December 31, 2009 through Maturity	$57.0 million

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(e) Section 6.12(c) of the Credit Agreement is hereby amended by deleting such subsection in its entirety and replacing it with the following:

“(c) Maximum Capital Expenditures. The Parent, together with its Subsidiaries on a consolidated basis, shall not spend or incur obligations (including the total amount of any Capital Leases) to acquire fixed assets for more than the amounts specified below for each fiscal year ending on the date specified below:

For the Year Ending	Maximum Capital Expenditures
December 31, 2006	$50.0 million
December 31, 2007	$69.0 million
December 31, 2008	$92.0 million
December 31, 2009	$115.0 million
December 31, 2010	$126.5 million

Such portion of permitted capital expenditures not spent in the applicable year may be carried forward to the subsequent year, provided that such carried forward amount shall be deemed the first amounts spent in such year.”

(f) Schedules 5.06, 5.09, 5.13, 5.19, 5.26, 7.01, 7.03 and 10.02 to the Credit Agreement are hereby amended by deleting each such schedule in its entirety and replacing it with the Schedules 5.06, 5.09, 5.13, 5.19, 5.26, 7.01, 7.03 and 10.02 attached hereto.

3. Representations and Warranties. The Borrower and each other Loan Party hereby represent and warrant to and in favor of the Agent as follows:

(a) each representation and warranty set forth in Article V of the Credit Agreement, as amended hereby, is hereby restated and affirmed as true and correct in all material respects as of the date hereof, except to the extent (i) previously fulfilled in accordance with the terms of the Credit Agreement, as amended hereby or (ii) relating specifically to the Agreement Date or otherwise inapplicable;

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(b) the Borrower and each other Loan Party has the power and authority (i) to enter into this Amendment, and (ii) to do all acts and things as are required or contemplated hereunder to be done, observed and performed by it;

(c) this Amendment has been duly authorized, validly executed and delivered by one or more Authorized Signatories of the Loan Parties, and constitutes the legal, valid and binding obligations of the Loan Parties, enforceable against the Loan Parties in accordance with its terms, subject, as to enforcement of remedies, to the following qualifications: (i) an order of specific performance and an injunction are discretionary remedies and, in particular, may not be available where damages are considered an adequate remedy at law, and (ii) enforcement may be limited by bankruptcy, insolvency, liquidation, reorganization, reconstruction and other similar laws affecting enforcement of creditors’ rights generally (insofar as any such law relates to the bankruptcy, insolvency or similar event of any of the Loan Parties);

(d) the execution and delivery of this Amendment and performance by the Loan Parties under the Credit Agreement, as amended hereby, does not and will not require the consent or approval of any regulatory authority or governmental authority or agency having jurisdiction over the Loan Parties which has not already been obtained, nor be in contravention of or in conflict with the organizational documents of the Loan Parties, or any provision of any statute, judgment, order, indenture, instrument, agreement, or undertaking, to which the Loan Parties are party or by which the Loan Parties’ assets or properties are bound; and

(e) no Default exists both before and after giving effect to this Amendment, and there has been no Material Adverse Effect both before and after giving effect to this Amendment.

4. Conditions Precedent to Effectiveness of Amendment. The effectiveness of this Amendment is subject to Agent’s receipt of the Loan Parties’ signature page to this Amendment.

5. Effect of Amendment; No Novation. Except as expressly set forth herein, the Credit Agreement shall remain in full force and effect and shall constitute the legal, valid, binding and enforceable obligation of the Loan Parties to the Agent and Lender, and the Loan Parties hereby restate, ratify and reaffirm each and every term and condition set forth in the Credit Agreement, as amended hereby. The terms of this Amendment are not intended to and do not serve as a novation as to the Credit Agreement or the Note or the indebtedness evidenced thereby. The parties hereto expressly do not intend to extinguish any debt or security interest created pursuant to the Credit Agreement or any document executed in connection therewith. Instead it is the express intention to affirm the Credit Agreement and the security created thereby.

6. Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same instrument.

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7. Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the successors and permitted assigns of the parties hereto.

8. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS.

[Remainder of This Page Intentionally Left Blank]

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IN WITNESS WHEREOF, the parties hereto have executed this Amendment under seal as of the day and year first above written.

BORROWER:	CBEYOND COMMUNICATIONS, LLC, a Delaware limited liability company

	By:	/s/ J. Robert Fugate
	Name:	J. Robert Fugate
	Its:	Chief Financial Officer

ADDITIONAL LOAN PARTIES:	CBEYOND, INC., a Delaware corporation

	By:	/s/ J. Robert Fugate
	Name:	J. Robert Fugate
	Its:	Chief Financial Officer

LENDER:	BANK OF AMERICA, N.A.

	By:	/s/ Shawn Janko
	Name:	Shawn Janko
	Title:	SVP

CBEYOND COMMUNICATIONS, LLC

FIRST AMENDMENT TO CREDIT AGREEMENT

Signature Page

SCHEDULE 5.06

NONE

SCHEDULE 5.09

NONE

SCHEDULE 5.13

Subsidiaries of Cbeyond, Inc. as of 7/1/2007:

NAME	STATE (DATE OF FORMATION)	FEIN
Cbeyond, Inc.	Delaware (3/22/2000)	59-3636526
Cbeyond Communications, LLC	Delaware (10/22/1999)	59-3608337

*	The entity represented by FEIN 59-3636526 changed the name from “Cbeyond Communications, Inc.” to “Cbeyond, Inc.” in June 2006.

All of the above entities have as their principal place of business the offices located at 320 Interstate North Parkway; Suite 300; Atlanta, GA 30339.

Merged into Cbeyond Communications, LLC as of 12/31/2006:

NAME	STATE (DATE OF FORMATION)	FEIN
Cbeyond Leasing, Inc.	Delaware (1/26/2001)	58-2598218
Cbeyond Leasing, LP	Delaware (1/31/2001)	58-2598212
Cbeyond Leasing of Texas, LLC	Delaware (1/30/2001)	58-2598211

Merged into Cbeyond Communications, LLC as of 6/30/2007:

NAME	STATE (DATE OF FORMATION)	FEIN
Cbeyond Communications of Texas, LP	Delaware (6/7/2000)	58-2566111
Cbeyond Holdings of Texas, LLC	Delaware (6/7/2000)	58-2566109

SCHEDULE 5.19

The Borrower has entered into operating leases as lessee with respect to the following real properties:

Company Headquarters:

(1)	320 Interstate North Parkway; Atlanta, GA

- Suites 100, 200, 300, 495, 500, 501, 550

(2)	340 Interstate North Parkway; Suite 400; Atlanta, GA

Atlanta Branches & Data Centers:

(3)	360 Interstate North Parkway; Suite 600; Atlanta, GA

(4)	56 Marietta Street; Atlanta, GA

(5)	1140 Hammond Drive; Atlanta, GA

Dallas Branches & Data Centers:

(6)	Heritage Square I, Suite 900; Dallas, TX

(7)	Heritage Square I, 8th Floor; Dallas, TX

(8)	1950 Stemmonds Freeway; Dallas, TX

(9)	6707 Brentwood Stair Rd; Ft. Worth, TX

Denver Branches & Data Centers:

(10)	1500 Champa; Suite B-300; Denver, CO

(11)	3780 N. Garfield Ave.; Loveland (Creekside), CO

(12)	3131 S. Vaughn Way; Suite 400; Aurora (Cherry Creek), CO

(13)	2270 La Montana Way; GVNW Building; Denver, CO

Houston Branches:

(14)	One Riverway; Suite 200; Houston, TX

Chicago Branches:

(15)	1520 Kensington Rd.; Suite 300; Oakbrook and Oakbrook Expansion; Chicago, IL

Los Angeles Branches:

(16)	879 W. 190th Street; Suite 1200; Los Angeles, CA

(17)	1 Jenner Street; Suite 220; Irvine, CA

San Diego Branches:

(18)	6236 Greenwich Drive; Suite 400 Governor Executive Centre; San Diego, CA

Detroit Branches:

(19)	27555 Farmington Road; Suite 100 Citiplace Center; Farmington Hills, MI

The Borrower has entered into the following capital leases as lessee:

NONE

SCHEDULE 5.26

NONE

SCHEDULE 7.01

The Capital Lease Agreement set forth in Schedule 5.19.

Certain office equipment (such as copiers) and furniture are leased.

SCHEDULE 7.03

The Capital Lease Agreement set forth in Schedule 5.19.

SCHEDULE 10.02

Cbeyond Communications, LLC

320 Interstate North Parkway

Suite 300

Atlanta, GA 30339

Attention: J. Robert Fugate, CFO and Kurt Abkemeier, VP Finance and Treasurer

Fax: 678-424-2501

With a copy (which shall not constitute notice) to:

Friedman Kaplan Seiler & Adelman, LLP

1633 Broadway

46th Floor

New York, NY 10019

Attention: Gregg S. Lerner, Esq.

Fax: 212-833-1250